UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
Delaware	333-20266-01	20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below with respect to the Indemnification Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2021, the Board of Trustees (the “Board”) of Kite Realty Group Trust (the “Company”) increased the size of the Board from nine trustees to ten trustees and appointed Derrick Burks to fill the newly created vacancy to serve as a member of the Board until the 2021 annual meeting of shareholders, each effective immediately.

Mr. Burks was a partner at Ernst & Young, LLP, a public accounting firm, from June 2002 until his retirement in June 2017 and served as the managing partner of the Indianapolis office from 2004 to 2017. From 1978 to 2002, Mr. Burks was employed by Arthur Andersen LLP, a public accounting firm, where he served for three years as the managing partner of the Indianapolis office. Mr. Burks has been a director of Equity LifeStyle Properties, Inc. (NYSE symbol: ELS), a real estate investment trust, since February 2021. Mr. Burks was previously a director of Vectren Corporation, a publicly traded regional energy company, from 2017 until the time of its sale in 2019 and was a member of its Audit Committee and Finance Committee. He is a former member of the American Institute of CPAs and the Indiana CPA Society and a former Commissioner of the Indiana State Board of Accountancy. Mr. Burks has been a member of the board of directors of the Indiana University Foundation since 2019 and a member of the board of directors of Regenstrief Foundation since 2020. He is and has been actively involved in civic and community activities working with various agencies, including Indiana University’s Kelley School of Business Dean’s Advisory Council. Mr. Burks holds a Bachelor of Science in Accounting from Indiana University.

As a member of the Board, Mr. Burks is entitled to certain compensation that all independent trustees of the Company receive for their service as trustees. For the 2020-2021 year of service, each non-employee trustee received a cash retainer of $60,000 and grant of common shares of beneficial interest, par value $.01, of the Company equal to $100,000, subject to one-year vesting; Mr. Burks will receive prorated amounts for his service in 2021. In addition, as a new trustee, Mr. Burks will receive 750 restricted common shares that vest one year from the date of grant. Pursuant to the Trustee Deferred Compensation Plan, as a non-employee trustee, Mr. Burks may elect to defer eligible fee and retainer compensation in the form of deferred share units until such time as the trustee’s service on the Board is completed.

Also on March 24, 2021, the Company and Kite Realty Group, L.P. (the “Operating Partnership”) entered into an indemnification agreement with Mr. Burks (the “Indemnification Agreement”). Subject to certain terms and conditions, the Indemnification Agreement generally requires the Company and the Operating Partnership to indemnify Mr. Burks against judgments, penalties, fines, and settlements and reasonable expenses actually incurred by or on behalf of Mr. Burks in connection with any legal proceeding arising by reason of his status as a trustee of the Company. The foregoing summary of the terms and conditions of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by the Company on March 25, 2021 announcing the appointment of Mr. Burks to the Board as discussed above is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Indemnification Agreement, dated as of March 24, 2021, by and among Kite Realty Group Trust, Kite Realty Group, L.P. and Derrick Burks
99.1	Press Release, dated March 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: March 25, 2021	By:	/s/ Heath R. Fear
Heath R. Fear Executive Vice President and Chief Financial Officer

KITE REALTY GROUP, L.P.

By: Kite Realty Group Trust, its sole general partner

Date: March 25, 2021	By:	/s/ Heath R. Fear
Heath R. Fear Executive Vice President and Chief Financial Officer